                                                                     EXHIBIT 3.2


                             PEOPLES BANKCORP, INC.

                                     BYLAWS
                                     ------


                                   ARTICLE I

                                    OFFICES
                                    -------

     SECTION 1.   Principal Office.  The principal office of the corporation
                  ----------------
shall be located in the City of Ogdensburg, County of St. Lawrence and State of New York.

     SECTION 2.   Other Offices.  The corporation may also have such other
                  -------------
offices, either within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 1.   Place of Meetings.  Meetings of Shareholders shall be held
                  -----------------
at the principal office of the Corporation or at such place within or without the State of New York as may be fixed by the Board of Directors.

     SECTION 2.   Annual Meeting.  The Annual Meeting of Shareholders shall be
                  --------------
held each year on a date to be fixed by the Board of Directors. At each Annual Meeting of Shareholders, the Shareholders shall elect the appropriate class of Directors for the ensuing year and shall transact such other business as may properly come before the Meeting.

     SECTION 3.   Special Meetings.  Special Meetings of the Shareholders
                  ----------------
may be called at any time by the Chairman of the Board of Directors, the President or by the majority vote of the entire Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

     SECTION 4.   Fixing Record Date.  The Board of Directors may fix, in
                  ------------------
advance, a date as the record date for purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than 60 days before any other action. If no record date is fixed, the record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given and for all other
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purposes shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

     SECTION 5.   Notice of Meetings of Shareholders.  Written notice of every
                  ----------------------------------
meeting of shareholders shall state the place, date and hour of the meeting and unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

     SECTION 6.   Adjourned Meetings.  When a determination of shareholders
                  ------------------
entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the corporation may transact any business that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

     SECTION 7.   List of Shareholders at Meeting.  A  list  of shareholders
                  -------------------------------
as of the record date, certified by the secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     SECTION 8.   Quorum of Shareholders.  The holders of one-third of the
                  ----------------------
shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. Despite the absence of a quorum, the shareholders present may adjourn the meeting.

     SECTION 9.   Proxies.  Every shareholder entitled to vote at a meeting of
                  -------
shareholders may authorize another person or persons to act for him by proxy. Such authorization shall be in writing or by such other means as proscribed under New York law. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

     SECTION 10.  Inspectors at Shareholders Meetings.  The Board of Directors,
                  -----------------------------------
in advance of any shareholders meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If inspectors are not so appointed, or if such persons are unable to act, the person presiding at a shareholders meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     SECTION 11.  Qualifications of Voters.  Every shareholder of record shall
                  ------------------------
be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders. Neither treasury shares nor shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee. Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such received was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the Bylaws of such corporation may provide or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     SECTION 12.  Vote of Shareholders.  Directors shall, except as otherwise
                  --------------------
required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other corporate action by vote of the shareholders shall, except as otherwise required by law, these Bylaws or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     SECTION 13.  Conduct of Shareholders' Meetings.  The Officer presiding
                  ---------------------------------
over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as the presiding Officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

     SECTION 14.  Shareholder Proposals.  No shareholder shall be entitled to
                  ---------------------
submit a proposal to a meeting of shareholders unless at the time of submitting the proposal, the shareholder shall be a record or beneficial owner of at least 1% or $1,000 in market value of shares entitled to be voted at the meeting, and shall have held such shares for at least one year and shall continue to own such shares through the date on which the meeting is held. A shareholder meeting the above requirements shall deliver to the secretary of the corporation not later than 120 days prior to the date on which the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual meeting, the text of any proposal which he intends to propose at an annual meeting of shareholders and a notice of the intention of the shareholder to present such proposal at the meeting. A proposal to be presented at any meeting of shareholders other than an annual meeting shall be delivered to the secretary a reasonable time before the mailing of the corporation's proxy material.


                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     SECTION 1.   Management of Corporation.  The property, business, and
                  -------------------------
affairs of the Corporation shall be managed and controlled by its Board of Directors each of whom shall be at least 18 years of age.

     SECTION 2.   Number, Election and Term of Office.  The Board of Directors
                  -----------------------------------
shall consist of five (5) Directors. The number of Directors may be increased or decreased at any time by amendment of these Bylaws. No decrease in the number shall shorten the term of any incumbent Director. Directors shall hold office for the time for which they are elected and until their successors are duly elected and qualified.

      SECTION 3.  Classification of Board.  The Board of Directors shall be
                  -----------------------
divided into three classes in respect of term of office, each class to contain, as near as may be, one-third of the whole number of the Board. Of the first Board of Directors, the members of one class shall serve until the Annual Meeting of Shareholders held in the year following their election, the members of the second

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class shall serve until the Annual Meeting of Shareholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Shareholders held three years following their election; provided, however, that in each case Directors shall continue to serve until their successors shall be elected and shall qualify. At each Annual Meeting of Shareholders following election of the first Board of Directors, one class of Directors shall be elected to serve until the Annual Meeting of Shareholders held three years next following and until their successors shall be elected and shall qualify.

     SECTION 4.   Newly Created Directorships and Vacancies.  Newly created
                  -----------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a newly created directorship or a vacancy, shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

     SECTION 5.   Removal of Directors.  Any director, an entire class of
                  --------------------
directors or the entire Board of Directors may be removed from office, for cause, only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

     SECTION 6.   Quorum and Voting Requirements.  A majority of the Directors
                  ------------------------------
shall constitute a quorum. The affirmative vote of a majority of the Directors present at a Meeting at which a quorum is present shall be required for action by the Board of Directors on any matter.

     SECTION 7.   Regular Meetings.  Regular Meetings of the Board of
                  ----------------
Directors shall be held at such time and place as may be specified from time to time by resolution of the Board of Directors and notice thereof need not be given. If no such resolution shall be in effect, Regular Meetings of the Board of Directors shall be called in the manner hereinafter provided with respect to Special Meetings of the Board of Directors.

     SECTION 8.   Special Meetings.   Special Meetings of the Board of
                  ----------------
Directors may be called by the Chairman of the Board or the President and shall be called by the President upon written request of any two Directors. If the President shall not call such Meetings with fifteen days after receipt of such written request, the Directors making such request may call the Meeting. At least two days oral or written notice of each Special Meeting stating the time and place of the Meeting shall be given to each Director. No notice of Directors' Meeting need be given to any Director who attends such Meeting in person without protesting prior to or at the commencement of such Meeting, or who waives such notice in writing executed and filed with the Secretary of the Corporation, either before or after the Meeting. The Secretary shall cause any such waiver to be filed with, or entered upon, the records of the Meeting. The notice need not specify the purpose of any Regular or Special Meeting.

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     SECTION 9.   Written Consent of Directors Without A Meeting.  Any action
                  ----------------------------------------------
required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     SECTION 10.  Place and Time of Meetings of Board of Directors.  Meetings
                  ------------------------------------------------
of the Board of Directors, regular or special, may be held at any place, within or without the State of New York and at any time, fixed by the Board of Directors or by the person or persons calling the meeting. Such meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

     SECTION 11.  Reimbursement and Compensation of Directors.  The directors
                  -------------------------------------------
may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or other committees may be allowed similar reimbursement and compensation for their services as such.

     SECTION 12.  Committees.  The Board of Directors may designate one or more
                  ----------
Directors to constitute committees of the Board. Each such Committee shall have and may exercise all of the authority of the Board of Directors, except as shall be provided in the resolution establishing such Committee. Each such Committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its proceedings which shall be reported to the Board of Directors.

     No such Committee shall have authority as to the following matters:

     (i) The submission to Shareholders of any action that needs Shareholders' approval.

     (ii) The filling of vacancies in the Board of Directors or in any Committee.

     (iii) The fixing of compensation of the Directors for serving on the Board or any Committee.

     (iv)   The amendment or repeal of the Bylaws or the adoption of new Bylaws.

     (v) The amendment or repeal or any resolution of the Board which by its terms shall not be so amendable or repealable.

     SECTION 13.  Indemnification and Reimbursement.  The Corporation shall
                  ---------------------------------
indemnify a current or former Director, officer, employee or agent of the Corporation or other person required or permitted to be indemnified under the Corporation Law of New York, as now or hereafter amended, to the fullest extent permitted by the provisions of such law.

     SECTION 14.  Nominating Committee.  The Board of Directors or a committee
                  --------------------
appointed by the Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty days prior to the date of the Annual Meeting. Provided such committee makes such nominations, no nominations for Directors except those made by the nominating committee shall be voted upon at the Annual Meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

     SECTION 1.   Titles, Election and Duties.  At the first Meeting of the
                  ---------------------------
Board of Directors held after the Annual Meeting of Shareholders the Directors shall appoint from among their number a Chairman, a President, and shall appoint a Treasurer and a Secretary. The Board may also appoint, from time to time, a Vice Chairman of the Board and one or more Vice-Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Directors deem expedient. Any two or more offices may be held by the same person except the office of President and Secretary. The duties of the officers of the Corporation shall be such as are imposed by these Bylaws and, from time to time, prescribed by the Directors.

     SECTION 2.   Chairman of the Board. The Chairman of the Board shall
                  ---------------------
preside at all Meetings of the Directors and Shareholders. He shall have the power to call Special Meetings of the Board of Directors at any time he may deem it in the interest of the Corporation, and shall perform all other duties usually pertaining to the Office of the Chairman of the Board.

     SECTION 3.   Vice Chairman of the Board.  The Vice Chairman of the Board,
                  --------------------------
if any, shall preside in the absence of the Chairman of the Board at all Meetings of the Directors and Shareholders, and shall have such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     SECTION 4.   President.  The President shall be the Chief Executive and
                  ---------
Administrative Officer of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all Meetings of the Directors and Shareholders.

     SECTION 5.   Vice Presidents.  The Vice President, if any, or if there
                  ---------------
shall be more than one, the Vice Presidents in the order of seniority or in any other order determined by the Board of Directors shall, in the event of the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice President or Vice Presidents shall assist the President in the performance of his duties.

     SECTION 6.   Treasurer.  The Treasurer shall keep the fiscal accounts of
                  ---------
the Corporation, including an account of all moneys received or disbursed. At intervals of not more than twelve months, he shall prepare or have prepared for the Corporation a balance sheet showing the financial condition of the Corporation as of a date not more than fours months prior thereto, and a profit and loss statement for the immediately preceding fiscal year, each of which shall be deposited at the principal office of the Corporation and shall be kept by the Corporation for at least ten years from such date. In addition, within sixty days after the preparation of each such balance sheet and profit and loss statement, the Corporation shall mail a copy thereof to each Shareholder of record. The Treasurer may endorse, for and on behalf of the Corporation, checks, notes and other obligations and shall deposit the same and all moneys and valuables in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate. The Treasurer shall have custody of and shall have the power to endorse for transfer on behalf of the Corporation, securities and other investment instruments owned by the Corporation.

     SECTION 7.   Assistant Treasurers.  The Assistant Treasurers, if any,
                  --------------------
shall assist the Treasurer in the performance of his duties and shall carry out the duties of the Treasurer whenever the Treasurer is unable to perform such duties.

     SECTION 8.   Secretary.  The Secretary shall keep the minutes of the
                  ---------
Meetings of Shareholders and Directors and shall give notice of all such Meetings as required in these Bylaws. The Secretary shall have custody of the seal of the Corporation and all books, records and papers of the Corporation, except those in the custody of the Treasurer or some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

     SECTION 9.   Assistant Secretaries.  The Assistant Secretaries, if any,
                  ---------------------
shall assist the Secretary in the performance of his duties and shall carry out the duties of the Secretary whenever the Secretary is unable to perform such duties.

     SECTION 10.  Compensation.  The salaries of all officers shall be fixed by
                  ------------
the Board of Directors or a committee of  the Board of Directors.

     SECTION 11.  Terms of Office.  Each officer shall serve for the term for
                  ---------------
which he is appointed and until his successor is duly appointed and qualified. Any officer may be removed by the Board of Directors at any time, but any such removal shall be without prejudice to any contractual rights the person so removed may have. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

                                   ARTICLE V

                         CONTRACTS, CHECKS AND DEPOSITS
                         ------------------------------

     SECTION 1.   Contracts.  The Board of Directors may authorize any officer
                  ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     SECTION 2.   Checks, Drafts, etc.  All checks, drafts or other orders for
                  -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 3.   Deposits.  All funds of the corporation not otherwise
                  --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                                   ARTICLE VI

                                     SHARES
                                     ------

     SECTION 1.   Certificates of Shares.  Every share certificate of the
                  ----------------------
Corporation shall be in such form (consistent with applicable law and, if applicable, the rules of a national securities exchange on which the Corporation's capital stock is listed) as shall be determined by the Board, signed by the Chairman of the Board or the Vice Chairman or the President or a Vice President and the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer. Certificates may be signed by a facsimile signature if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees or the shares are listed on a national registered securities exchange. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Notwithstanding any other provision of these Bylaws and subject to the requirements of the BCL, the shares of the Corporation's capital stock may be uncertificated shares.

     SECTION 2.   Transfer Agent.  The Board of Directors shall have power to
                  --------------
appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of shares of any class, and may require that share certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     SECTION 3.   Transfer of Shares.  Shares of capital stock of the
                  ------------------
Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     SECTION 4.   Lost Certificates.  The Board of Directors may direct a new
                  -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, apparently destroyed or wrongfully taken upon the making of an affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, apparently destroyed or wrongfully taken certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificates alleged to have been lost, apparently destroyed or wrongfully taken.

     SECTION 5.   Holder of Record.  The Corporation shall be entitled to treat
                  ----------------
the holder of record of any shares as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     SECTION 6.   Closing of Books.  The Board of Directors shall have the power
                  ----------------
to close the share transfer books of the Corporation for a period not exceeding fifty days preceding the date of any Meeting of Shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided that in lieu of closing the share transfer books, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any Meeting of Shareholders, or the date for the payment of any dividend or the date for allotment or rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such Meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only Shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such Meeting, or to receive payment of such dividend, or allotment of rights, or exercise of such rights, as the case may be, and notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as herein provided.

                                  ARTICLE VII

                                      SEAL
                                      ----

     The Corporate Seal of the Corporation shall be circular in form and contain the name of the Corporation, the year when it was formed, and the words "New York." The corporation may use the seal causing it or a facsimile to be affixed or impressed or reproduced in any other manner.


                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

     SECTION 1.   Adoption, Amendment and Repeal.  Bylaws may be amended,
                  ------------------------------
repealed or adopted by the affirmative vote of eighty percent (80%) of all of the votes eligible to be cast at a Meeting of Shareholders held to consider such matter and new Bylaws may also be adopted provided that the notice of any such Meeting at which Bylaws are to be adopted, amended or repealed shall include notice of such proposed action. Any By-law may be amended, repealed or adopted by the Directors by the affirmative vote of a majority of the Directors then elected and qualified; but any By-law adopted by the Board of Directors may be amended or repealed by Shareholder vote.

     SECTION 2.   Record of Changes.  Whenever a By-law is amended or repealed
                  -----------------
or a new By-law is adopted, such action and the date on which it was taken shall be noted on the original Bylaws in the appropriate place or a new set of Bylaws shall be prepared incorporating such changes.


                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     SECTION 1.   Inconsistencies with Certificate of Incorporation.  In any
                  -------------------------------------------------
provision of these Bylaws shall be found to be inconsistent with any provision of the Certificate of Incorporation, as presently existing, or as from time to time amended, the latter shall constitute the controlling authority.

     SECTION 2.   Applicable Gender.  Where the use of the female gender would
                  -----------------
be appropriate in framing these Bylaws, it shall be deemed to be intended alternatively to or in conjunction with the male gender.